     As filed with the Securities and Exchange Commission on April 7, 1997

                                                     REGISTRATION NO. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------
                         PERFORMANCE FOOD GROUP COMPANY
             (Exact name of registrant as specified in its charter)

          TENNESSEE                        5141                    54-0402940
(State or other jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
      of incorporation                 Classification           Identification
      or organization)                  Code Number)                 Number)

                          6800 PARAGON PLACE, STE. 500
                            RICHMOND, VIRGINIA 23230
                                 (804) 285-7340
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                               -------------------
                                 ROGER L. BOEVE
                          6800 PARAGON PLACE, STE. 500
                            RICHMOND, VIRGINIA 23230
                                 (804) 285-7340
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:

                             F. MITCHELL WALKER, JR.
                             BASS, BERRY & SIMS PLC
                           2700 FIRST AMERICAN CENTER
                           NASHVILLE, TENNESSEE 37238
                                 (615) 742-6200
                                 ---------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reimbursement plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                                         Proposed Maximum
         Title of Each Class of               Amount to       Proposed Maximum              Aggregate            Amount of
      Securities to be Registered           be Registered  Offering Price per Share(1)   Offering Price(1)    Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock............................  1,000,000 shares         $16.25                      $16,250,000          $4,925
===============================================================================================================================

(1) Pursuant to Rule 457(c), the price is estimated solely for the purpose of calculating the registration fee and is based on the average of high and low reported sales prices of the Common Stock of the Registrant on the Nasdaq Stock Market on April 3, 1997.

                                 ---------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION DATED APRIL ____, 1997.

PROSPECTUS



                                1,000,000 SHARES

                         PERFORMANCE FOOD GROUP COMPANY

                                  COMMON STOCK




         This Prospectus constitutes a prospectus of Performance Food Group Company, a Tennessee corporation (the "Company"), with respect to up to 1,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), which may be offered and issued by the Company from time to time in connection with future acquisitions of assets or securities of companies in the foodservice industry, including assets or companies engaging in the processing, marketing or distribution of food products or other ancillary or related businesses. The consideration offered by the Company in such acquisitions in addition to the shares of Common Stock may include cash, debt or other securities (which may be convertible into shares of Common Stock covered by this Prospectus), or the assumption by the Company of liabilities of the business being acquired, or any combination thereof.

         It is contemplated that the terms of future acquisitions will be determined by negotiations between the Company and the management or the owners of the assets to be acquired or the owners of the securities (including newly issued securities) to be acquired, with the Company taking into account the quality of management, the past and potential earning power and growth of the assets or securities to be acquired, and other relevant factors. On April 3, 1997, the last reported sale price of the Common Stock on The Nasdaq Stock Market's National Market (the "Nasdaq Stock Market") was $16.00 per share.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                           ---------------------------


                 The date of this Prospectus is April __, 1997.

                OUTSTANDING SECURITIES COVERED BY THIS PROSPECTUS

     This Prospectus has also been prepared for use by the persons who may receive from the Company Common Stock in acquisitions and who may be entitled to offer such Common Stock under circumstances requiring the use of a Prospectus (such persons being referred to under this caption as "Shareholders"); provided, however, that no Shareholder will be authorized to use this Prospectus for any offer of such Common Stock without first obtaining the consent of the Company. The Company may consent to the use of this Prospectus for a limited period of time by the Shareholders and subject to limitations and conditions which may be varied by agreement between the Company and the Shareholders. Resales of such shares may be made on the Nasdaq Stock Market or any exchange on which the Company's Common Stock may be listed, in the over-the-counter market, in private transactions or pursuant to underwriting agreements.

     Agreements with Shareholders permitting use of this Prospectus may provide that any such offering be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by the Company; that Shareholders enter into custody agreements with respect to such shares; and that sales be made only by one or more of the methods described in this Prospectus, as appropriately supplemented or amended when required. The Shareholders may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     When resales are to be made through a broker or dealer selected by the Company, it is anticipated that such a firm may be engaged to act as the Shareholders' agent in the sale of shares by such Shareholders. The commission paid to the firm will be an ordinary commission (including negotiated commissions or mark-ups to the extent permissible). Sales of shares by the firm may be made on the Nasdaq Stock Market or any exchange from time to time at prices related to prices then prevailing. Any such sales may be by block trade. Any such firm may be deemed to be an underwriter within the meaning of the Securities Act, and any commissions earned by such firm may be deemed to be underwriting discounts and commissions under the Securities Act.

     Upon the Company being notified by a Shareholder that any block trade has taken place, a supplemental Prospectus, if required, will be filed pursuant to Rule 424 under the Securities Act, disclosing the name of the firm, the number of shares involved, the price at which such shares were sold by such Shareholder, and the commissions to be paid by such Shareholder to such firm.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by the Company with the Securities Exchange Commission (the "Commission") are incorporated by reference into this
Prospectus:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1996;

         (2) The Company's Current Report on Form 8-K dated January 13, 1997, as amended by the Current Report on Form 8-K/A, dated March 13, 1997, relating to the acquisition of certain net assets of McLane Foodservice-Temple, Inc.; and

         (3) The Registration Statement on Form 8-A with respect to the Common Stock dated August 12, 1993.

         In addition, documents filed by the Company subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering of the Common Stock hereunder, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date any such document is filed.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

         The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated by reference herein or delivered herewith, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Roger L. Boeve, Chief Financial Officer, Performance Food Group Company, 6800 Paragon Place, Suite 500, Richmond, Virginia 23230.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information concerning the Company can be inspected at, and copies thereof may be obtained at prescribed rates from, the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and from the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock is listed on The Nasdaq Stock Market and reports and other information concerning the Company can be inspected at The Nasdaq Stock Market, 9513 Key West Avenue, 3rd Floor, Rockville, Maryland 20850.

         The Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus constitutes a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to any contracts, agreements or other documents filed as an exhibit to, or incorporated by reference in, the Registration Statement are qualified in all respects to the copy of such contract, agreement or other document filed as an exhibit or incorporated by reference in the Registration Statement. For further information with respect to the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement, including the exhibits and schedules thereto. The Registration Statement, together with exhibits and schedules thereto, may be inspected, without charge, at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and also at the regional offices of the Commission listed above or through the Commission's Internet Web site. Copies of such material may also be obtained from the Commission upon the payment of prescribed fees.

                                   THE COMPANY

         Performance Food Group Company (the "Company") markets and distributes a wide variety of food and food-related products to the foodservice, or "away from home eating," industry. The foodservice industry consists of two major customer types: "traditional" foodservice customers consisting of independent restaurants, hotels, cafeterias, schools, healthcare facilities and other institutional customers, and "multi-unit chain" customers consisting of regional and national quick-service restaurants and casual dining restaurants. Products and services provided to the Company's traditional and multi-unit chain customers are supported by identical physical facilities, vehicles, equipment and personnel. The Company's customers are located primarily in the Southern, Southwestern, Midwestern and Northeastern United States. The Company operates through a number of subsidiaries, each of which focuses on specific regional markets or sectors of the foodservice distribution industry.

         The Company's objective is to continue to grow its foodservice distribution business through both internal growth and acquisitions. The Company's internal growth strategy is to increase sales to existing customers and identify new customers for whom the Company can act as the principal supplier. The Company also intends to consider, from time to time, strategic acquisitions of other foodservice distribution companies both to further penetrate existing markets and to expand into new markets. Finally, the Company strives to achieve higher productivity in its existing operations.

         The shares of Common Stock covered by this Prospectus are available for use in future acquisitions of assets or securities of companies in the foodservice industry, including assets or companies engaging in the processing, marketing or distribution of food products or other ancillary or related businesses. The consideration offered by the Company in such acquisitions in addition to the shares of Common Stock offered by this Prospectus may include such cash, debt or other securities (which may be convertible into shares of Common Stock covered by this Prospectus), or assumption by the Company of liabilities of the business being acquired, or a combination thereof. It is contemplated that the terms of future acquisitions will be determined by negotiations between the Company and the management or the owners of the assets to be acquired or the owners of the securities (including newly issued securities) to be acquired, with the Company taking into account the quality of management, the past and potential earning power and growth of the assets or securities to be acquired, and other relevant factors.

         Performance Food Group Company's executive offices are located at 6800 Paragon Place, Suite 500, Richmond, Virginia 23230. The Company's phone number at that location is (804) 285-7340.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following table sets forth selected consolidated financial data of the Company as of and for the preceding five fiscal years. The statement of earnings and balance sheet data for the preceding five fiscal years have been derived from the Company's consolidated financial statements which have been audited by KPMG Peat Marwick LLP. The information set forth below should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto and other financial information incorporated by reference into this Prospectus.


                                                                                 FISCAL YEAR ENDED
                                                      ---------------------------------------------------------------------------
                                                      January 2,      January 1,     December 31,    December 30,    December 28,
                                                        1993             1994            1994            1995            1996
                                                      ----------      ----------     ------------    ------------    ------------
                                                                       (In thousands, except per share data)
STATEMENT OF EARNINGS DATA:
Net sales                                             $ 325,575       $ 379,363       $ 473,414       $ 664,123       $ 784,219
Cost of goods sold                                      274,152         319,986         405,104         568,097         673,407
                                                      ---------       ---------       ---------       ---------       ---------
        Gross profit                                     51,423          59,377          68,310          96,026         110,812
Operating expenses                                       45,297          50,588          60,125          80,302          92,227
                                                      ---------       ---------       ---------       ---------       ---------
        Operating profit                                  6,126           8,789           8,185          15,724          18,585
                                                      ---------       ---------       ---------       ---------       ---------
Other income (expense):
        Interest expense                                 (1,955)         (1,311)           (388)         (2,727)           (627)
        Interest income                                      25              53               8              16              20
        Other, net                                          (70)             81            (286)             (2)            156
                                                      ---------       ---------       ---------       ---------       ---------
           Other expense, net                            (2,000)         (1,177)           (666)         (2,713)           (451)
                                                      ---------       ---------       ---------       ---------       ---------
Earnings before income taxes and
     cumulative effect of accounting change
                                                          4,126           7,612           7,519          13,011          18,134
Income tax expense                                        1,721           3,092           2,985           5,088           7,145
                                                      ---------       ---------       ---------       ---------       ---------
Earnings before cumulative effect of
     accounting change                                    2,405           4,520           4,534           7,923          10,989
Cumulative effect of change in method of
     accounting for income taxes                            157              --              --              --              --
                                                      ---------       ---------       ---------       ---------       ---------
        Net earnings                                  $   2,248       $   4,520       $   4,534       $   7,923       $  10,989
                                                      =========       =========       =========       =========       =========

PER SHARE DATA:
Earnings before cumulative effect of
     accounting change                                $    0.36       $    0.60       $    0.47       $    0.82       $    0.94
Cumulative effect of change in method of
     accounting for income taxes                           0.02              --              --              --              --
                                                      ---------       ---------       ---------       ---------       ---------
        Net earnings                                  $    0.34       $    0.60       $    0.47       $    0.82       $    0.94
                                                      =========       =========       =========       =========       =========
Weighted average common shares and
     common share equivalents outstanding                 6,673           7,501           9,600           9,631          11,686
                                                      =========       =========       =========       =========       =========

OTHER DATA:
Depreciation and amortization                         $   2,313       $   2,870       $   3,481       $   5,319       $   5,484
Capital expenditures                                      2,837           9,105          12,436          13,921           9,074

BALANCE SHEET DATA (END OF PERIOD):
Working capital                                       $   5,903       $  19,183       $  16,386          30,299       $  42,967
Property, plant and equipment, net                       19,970          26,411          35,352          51,640          55,697
Total assets                                             63,844          83,488          99,075         155,134         182,897
Short-term debt (including current
     installments of long-term debt)                      9,381           1,893           3,211           3,210             650
Long-term debt                                           14,685           5,700           4,966          37,009           7,225
Shareholders' equity                                     11,431          40,643          46,263          55,791         101,135

                                  LEGAL MATTERS

         Certain legal matters with respect to the validity of the Common Stock offered hereby will be passed upon for the Company by Bass, Berry & Sims PLC, Nashville, Tennessee.

                                     EXPERTS

         The consolidated financial statements of the Company and related financial statement schedule as of December 28, 1996 and December 30, 1995, and for each of the fiscal years in the three-year period ended December 28, 1996, have been incorporated by reference herein and in this registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of McLane Foodservice - Temple, Inc. as of November 1, 1996, and for the ten fiscal periods then ended, have been incorporated by reference herein and in this registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SHARES OF COMMON STOCK OFFERED HEREBY, BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.




                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Outstanding Securities Covered By This Prospectus........................... 2
Incorporation of Certain Information By
     Reference ............................................................. 3
Available Information ...................................................... 3
The Company ................................................................ 4
Selected Consolidated Financial Data ....................................... 5
Legal Matters .............................................................. 6
Experts .................................................................... 6



                                1,000,000 SHARES

                             PERFORMANCE FOOD GROUP
                                     COMPANY

                                  Common Stock

                                 --------------


                                   PROSPECTUS


                                 --------------




                                April ___, 1997

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation's best interest, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) such officer or director was adjudged liable to the corporation in a proceeding by or in right of the corporation; (ii) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (iii) such officer or director breached his duty of care to the corporation.

         The Company's Restated Charter and Bylaws provide that to the fullest extent permitted by law no director shall be personally liable to the Company or its shareholders for monetary damages for breach of any fiduciary duty as a director. Under the TBCA, this provision relieves the Company's directors from personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from a judgment or other final adjudication establishing (i) any breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) any unlawful distributions. The Company has entered into indemnification agreements with each of its directors and executive officers. The Company currently has in effect an executive liability insurance policy which provides coverage for its directors and officers.

ITEM 21. EXHIBITS


EXHIBIT
 NUMBER                    DESCRIPTION
 ------                    -----------
   3.1         --          Amended and Restated Charter of the Registrant
                           (incorporated by reference to the Company's
                           Registration Statement No. 33-64930 on Form S-1)
   3.2         --          Restated Bylaws of the Registrant (incorporated by
                           reference to the Company's Registration Statement No.
                           33-64930 on Form S-1)
   4           --          Form of Common Stock Certificates (incorporated by
                           reference to the Company's Registration Statement No.
                           33-64930 on Form S-1)
   5           --          Opinion of Bass, Berry & Sims PLC
  23.1         --          Consent of KPMG Peat Marwick LLP
  23.2         --          Consent of KPMG Peat Marwick LLP regarding McLane
                           Foodservice- Temple, Inc.
  23.3         --          Consent of Bass, Berry & Sims PLC (included in
                           opinion filed as Exhibit 5)

------------------

ITEM 22. UNDERTAKINGS.

     The Registrant undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a new registration statement relating to the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Exchange Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on April 7, 1997.

                                    PERFORMANCE FOOD GROUP COMPANY

                                    By: /s/ Robert C. Sledd
                                       -----------------------------------------
                                        Robert C. Sledd, Chairman

                      SIGNATURE PAGE AND POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Robert C. Sledd and Roger L. Boeve (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                           TITLE                               DATE
         ---------                           -----                               ----
/s/ Robert C. Sledd                 Chairman, Chief Executive                    April 7, 1997
------------------------------      Officer and Director (Principal
Robert C. Sledd                     Executive Officer)


                                    President, Chief Operating
------------------------------      Officer and Director
C. Michael Gray


/s/ Jerry J. Caro                   Founding Chairman, Senior                    April 7, 1997
------------------------------      Vice President and Director
Jerry J. Caro

/s/ Roger L. Boeve                  Executive Vice President and                 April 7, 1997
------------------------------      Chief Financial Officer
Roger L. Boeve                      (Principal Financial Officer and
                                    Principal Accounting Officer)


/s/ Fred C. Goad                    Director                                     April 7, 1997
------------------------------
Fred C. Goad


/s/ Timothy M. Graven               Director                                     April 7, 1997
------------------------------
Timothy M. Graven

/s/ Charles E. Adair                Director                                     April 7, 1997
------------------------------
Charles E. Adair

                                INDEX TO EXHIBITS



EXHIBIT
NUMBER            DESCRIPTION
------            -----------
 3.1     --       Amended and Restated Charter of the Registrant (incorporated by reference to the Company's Registration Statement No.
                  33-64930 on Form S-1)

 3.2     --       Restated Bylaws of the Registrant (incorporated by reference to the Company's Registration Statement No. 33-64930 on Form
                  S-1)

 4       --       Form of Common Stock Certificates (incorporated by reference to the Company's Registration Statement No. 33-64930 on Form
                  S-1)

 5       --       Opinion of Bass, Berry & Sims PLC

23.1     --       Consent of KPMG Peat Marwick LLP

23.2     --       Consent of KPMG Peat Marwick LLP regarding McLane
                  Foodservice-Temple, Inc.

23.3     --       Consent of Bass, Berry & Sims PLC (included in opinion filed as Exhibit 5)